Exhibit 99.1

FOR IMMEDIATE RELEASE                          Contact:  Michael Oakes
---------------------                                    Chief Financial Officer
                                                         (919) 883-4171

          JAMES RIVER GROUP REPORTS FOURTH QUARTER NET INCOME OF $10.1
                       MILLION OR $0.62 PER DILUTED SHARE

                                   ----------

           ACHIEVES 17.8% RETURN ON AVERAGE EQUITY FOR 2006 AND 23.4%
                        GROWTH IN GROSS WRITTEN PREMIUMS

                                   ----------

                   DECLARES $0.15 PER SHARE QUARTERLY DIVIDEND

CHAPEL HILL, North Carolina - (February 15, 2007) - James River Group, Inc. (NASDAQ: JRVR) today announced financial results for the fourth quarter and year ended December 31, 2006.

Highlights for the fourth quarter include:

    o Net income in 2006 of $10.1 million, or $0.62 per diluted share. Results for the fourth quarter of 2005 were $12.3 million, or $0.78 per diluted share which included a $3.8 million, or $0.24 per diluted share, after-tax benefit related to favorable development applicable to the 2005 hurricanes;

    o   An annualized return on average stockholders' equity of 19.3%;

    o   A combined ratio of 82.7%;

    o   An underwriting profit of $10.3 million; and

    o Growth in gross written premiums of 13.4% to $81.1 million in the quarter - - from $71.5 million in the fourth quarter of 2005. Growth in casualty lines was 16.6% to $73.7 million from $63.2 million in 2005. Gross written premiums in property lines decreased from $8.3 million to $7.4 million principally as a result of the Company's re-underwriting of its property business.

Highlights for the year ended December 31, 2006, include:

    o Net income of $34.7 million, or $2.17 per diluted share, compared to net income of $12.1 million, or $0.94 per diluted share, for the same period in 2005. Results for 2005 include $13.8 million in after-tax hurricane-related costs;

    o   An annualized return on average stockholders' equity of 17.8%;

    o   A combined ratio of 83.5%;

    o   An underwriting profit of $35.9 million; and

    o Growth in gross written premiums of 23.4% to $297.4 million from $241.0 million in 2005. Casualty lines grew 30.0% to $271.1 million up from $208.5 million in the prior year. Gross written premiums in property lines decreased 19.1% from $32.5 million in 2005 to $26.3 million in 2006 principally as a result of the Company's re-underwriting of its property business.

                                    - MORE -

  300 Meadowmont Village Circle, Suite 333 o Chapel Hill, North Carolina 27517
                        o 919.883.4171 o Fax 919.883.4177
                            www.james-river-group.com

JRVR Announces Fourth Quarter Results
Page 2
February 15, 2007

Earnings per diluted share for the fourth quarter of 2006 were $0.62 compared to $0.78 for the same period in 2005. Earnings per share for the year ended December 31, 2006 were $2.17 compared to $0.94 in 2005 (the Company's initial public offering was in August 2005). Diluted shares outstanding were 16.1 million for the quarter and 16.0 million for the year ended December 31, 2006 and exceeded those of the prior year of 15.8 million and 12.8 million, respectively. Results for the fourth quarter and year ended December 31, 2006 include after-tax favorable reserve development on prior accident years of $666,000 and $5.1 million, respectively. In the prior year, this after-tax favorable reserve development was $1.0 million and $3.2 million, respectively.

For the quarter ended December 31, 2006, the Excess and Surplus Insurance segment wrote $68.0 million in gross written premiums reflecting an 8.8% increase over the $62.4 million written in the same period in 2005. Casualty gross written premiums, which represent the largest portion of the premiums written by the Excess and Surplus Insurance segment, totaled $60.6 million for the quarter, an 11.9% increase over the $54.1 million written in the same period in 2005. For the quarter ended December 31, 2006, property insurance gross written premiums were $7.4 million reflecting an 11.0% decrease from the property gross written premiums in the fourth quarter of 2005.

For the year ended December 31, 2006, the Excess and Surplus Insurance segment wrote $249.1 million in gross written premiums reflecting a 20.1% increase over the $207.4 million written in 2005. Gross written premiums for casualty lines of $222.8 million grew 27.4% over the $174.9 million written in 2005, while gross written premiums for property lines in 2006 of $26.3 million reflected a decrease of 19.1% over the prior year, principally as a result of the Company's re-underwriting of its property business.

The Excess and Surplus Insurance segment's combined ratio was 81.3% and 79.0% for the quarter and year ended December 31, 2006, respectively.

The Workers' Compensation Insurance segment wrote $13.2 million in gross written premiums in the quarter ended December 31, 2006 for a 44.5% increase over the $9.1 million written in the same period in 2005. For the year ended December 31, 2006, this segment wrote $48.3 million in gross written premiums for a 43.6% increase over the $33.6 million written in 2005. The Workers' Compensation Insurance segment's combined ratio was 79.8% for the quarter and was 93.8% for the year. The Workers' Compensation Insurance segment benefited from very good loss experience during the quarter.

J. Adam Abram, President and Chief Executive Officer, said, "We are pleased for our shareholders with our performance. The results for our fourth quarter were excellent in an already excellent year. Each of our subsidiaries found meaningful opportunities for profitable growth, our annualized return on average equity was attractive and our book value per share increased to $14.18 during the quarter."

"Looking forward to 2007," Mr. Abram added, "we anticipate our gross written premiums will increase between 10% and 20% and that our return on average equity will be 15% or greater."

The Company also announced that its Board of Directors declared its first quarterly cash dividend of $0.15 per share of common stock. The dividend is payable on Friday, March 30, 2007 to all shareholders of record on Thursday, March 15, 2007.

                                    - MORE -

JRVR Announces Fourth Quarter Results
Page 3
February 15, 2007

Additionally, the Company announced that Michael H. Steinhardt will not stand for re-election to the Company's Board of Directors at the Company's Annual Meeting of Stockholders in May 2007. Mr. Abram said, "We would like to take this opportunity to thank Michael for his service and commitment to James River Group since our inception."

James River Group will hold a conference call to discuss this press release today, February 15, 2007, at 11:00 a.m. Eastern time. Investors may access the conference call via internet by going to www.james-river-group.com and clicking on the Investor Relations link, or by going to www.earnings.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. A replay will be available shortly after the call and through the end of business on February 22, 2007 at (617) 801-6888 (passcode:
68649936) and at the websites referenced above.

Certain matters discussed in this release are forward-looking statements, including but not limited to the Company's outlook for 2007, expected growth in gross written premiums and return on average equity. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company's outlook and other risks described in the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended December 31, 2005. These forward-looking statements represent the Company's judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

James River Group, Inc. is an insurance holding company that owns and manages specialty property/casualty insurance companies with the objective of consistently earning underwriting profits. Each of the Company's two insurance company subsidiaries is rated "A-" (Excellent) by A.M. Best Company. Founded in September 2002, the Company wrote its first policy in July 2003 and currently underwrites in two specialty areas: excess and surplus lines in 48 states and the District of Columbia; and workers' compensation, primarily for the residential construction industry in North Carolina.

                                    - MORE -

JRVR Announces Fourth Quarter Results
Page 4
February 15, 2007

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                   SUMMARIZED CONSOLIDATED BALANCE SHEET DATA
                                   (Unaudited)

                                                    DECEMBER 31,   DECEMBER 31,
                                                        2006           2005
                                                    ------------   ------------
                                                    ($ in thousands except for
                                                            share data)
ASSETS
Investments available-for-sale, at fair value:
   Fixed maturity securities                        $    486,016   $    339,512
   Equity securities                                       8,703              -
                                                    ------------   ------------
Total investments                                        494,719        339,512
Cash and cash equivalents                                 40,319         41,029
Accrued investment income                                  5,471          3,988
Premiums receivable and agents' balances                  34,862         32,521
Reinsurance recoverable on unpaid losses                  90,495        110,514
Reinsurance recoverable on paid losses                     7,041         11,544
Deferred policy acquisition costs                         15,005         13,899
Other assets                                              53,809         44,037
                                                    ------------   ------------
Total assets                                        $    741,721   $    597,044
                                                    ============   ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Reserve for losses and loss adjustment expenses     $    300,294   $    226,493
Unearned premiums                                        131,286        115,765
Senior debt                                               15,000         15,000
Junior subordinated debt                                  43,300         22,681
Funds held                                                15,567         21,992
Other liabilities                                         21,882         18,958
                                                    ------------   ------------
Total liabilities                                        527,329        420,889

Total stockholders' equity                               214,392        176,155
                                                    ------------   ------------
Total liabilities and stockholders' equity          $    741,721   $    597,044
                                                    ============   ============

Debt to total capitalization ratio                          21.4%          17.6%
Book value per share including accumulated other
 comprehensive loss                                 $      14.18   $      11.69
Book value per share excluding accumulated other
 comprehensive loss                                 $      14.27   $      11.91
Common shares outstanding                             15,117,308     15,070,053

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

JRVR Announces Fourth Quarter Results
Page 5
February 15, 2007

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                  SUMMARIZED CONSOLIDATED INCOME STATEMENT DATA
                                   (Unaudited)

                                                  THREE MONTHS ENDED                YEAR ENDED
                                                     DECEMBER 31,                  DECEMBER 31,
                                             ---------------------------   ---------------------------
                                                 2006           2005           2006           2005
                                             ------------   ------------   ------------   ------------
                                                      ($ in thousands except for share data)
REVENUES
Gross written premiums                       $     81,121   $     71,547   $    297,369   $    241,017
                                             ============   ============   ============   ============
Net written premiums                         $     60,939   $     38,845   $    227,763   $    140,590
                                             ============   ============   ============   ============

Net earned premiums                          $     59,809   $     38,139   $    217,946   $    117,500
Net investment income                               5,638          3,764         19,328         10,212
Realized investment losses                            (56)          (141)          (204)          (252)
Other income                                           67             29            222            133
                                             ------------   ------------   ------------   ------------
Total revenues                                     65,458         41,791        237,292        127,593

EXPENSES
Losses and loss adjustment expenses                34,730         12,645        127,537         79,214
Other operating expenses                           14,742         10,043         54,555         28,446
Interest expense                                    1,316            743          4,294          2,667
                                             ------------   ------------   ------------   ------------
Total expenses                                     50,788         23,431        186,386        110,327
                                             ------------   ------------   ------------   ------------
Income before taxes                                14,670         18,360         50,906         17,266
Federal income tax expense                          4,609          6,106         16,203          5,202
                                             ------------   ------------   ------------   ------------
NET INCOME                                   $     10,061   $     12,254   $     34,703   $     12,064
                                             ============   ============   ============   ============

EARNINGS PER SHARE
   Basic                                     $       0.67   $       0.81   $       2.30   $       1.56
                                             ============   ============   ============   ============
   Diluted                                   $       0.62   $       0.78   $       2.17   $       0.94
                                             ============   ============   ============   ============

Weighted-average common shares outstanding:
   Basic                                       15,098,395     15,070,053     15,087,258      5,844,904
                                             ============   ============   ============   ============
   Diluted                                     16,148,974     15,755,758     16,020,328     12,793,243
                                             ============   ============   ============   ============

Ratios:
   Loss ratio                                        58.1%          33.2%          58.5%          67.4%
   Expense ratio                                     24.6%          26.3%          25.0%          24.2%
   Combined ratio                                    82.7%          59.5%          83.5%          91.6%

Annualized return on average
 stockholders' equity                                19.3%          28.8%          17.8%           9.4%

                                    - MORE -

JRVR Announces Fourth Quarter Results
Page 6
February 15, 2007

                    JAMES RIVER GROUP, INC. AND SUBSIDIARIES
                                 SEGMENT RESULTS

EXCESS AND SURPLUS INSURANCE

                                                  THREE MONTHS ENDED                YEAR ENDED
                                                     DECEMBER 31,                  DECEMBER 31,
                                             ---------------------------   ---------------------------
                                                 2006           2005           2006           2005
                                             ------------   ------------   ------------   ------------
                                                                 ($ in thousands)
Gross written premiums                       $     67,968   $     62,446   $    249,089   $    207,396
                                             ============   ============   ============   ============
Net written premiums                         $     48,982   $     30,693   $    184,689   $    111,074
                                             ============   ============   ============   ============

Net earned premiums                          $     47,533   $     30,060   $    176,776   $     91,427
Losses and loss adjustment expenses                27,764          7,849         99,475         62,868
Underwriting expenses                              10,885          7,454         40,140         18,360
                                             ------------   ------------   ------------   ------------
Underwriting profit (a)                      $      8,884   $     14,757   $     37,161   $     10,199
                                             ============   ============   ============   ============

Ratios:
   Loss ratio                                        58.4%          26.1%          56.3%          68.8%
   Expense ratio                                     22.9%          24.8%          22.7%          20.1%
   Combined ratio                                    81.3%          50.9%          79.0%          88.8%

(a) See "Reconciliation of Non-GAAP Measures."

Within the Excess and Surplus Insurance segment, results by major line of business are as follows:

                                                  THREE MONTHS ENDED                YEAR ENDED
                                                     DECEMBER 31,                  DECEMBER 31,
                                             ---------------------------   ---------------------------
                                                 2006           2005           2006           2005
                                             ------------   ------------   ------------   ------------
                                                                 ($ in thousands)
CASUALTY LINES
Net earned premiums                          $     47,088   $     26,814   $    171,933   $     89,572
Losses and loss adjustment expenses          $     26,908   $     11,902   $     96,110   $     52,511
Loss ratio                                           57.1%          44.4%          55.9%          58.6%

PROPERTY LINES
Net earned premiums                          $        445   $      3,246   $      4,843   $      1,855
Losses and loss adjustment expenses          $        856   $     (4,053)  $      3,365   $     10,357
Loss ratio                                          192.4%        (124.9)%         69.5%         558.3%

                                    - MORE -

JRVR Announces Fourth Quarter Results
Page 7
February 15, 2007

WORKERS' COMPENSATION INSURANCE

                                                  THREE MONTHS ENDED                YEAR ENDED
                                                     DECEMBER 31,                  DECEMBER 31,
                                             ---------------------------   ---------------------------
                                                 2006           2005           2006           2005
                                             ------------   ------------   ------------   ------------
                                                                 ($ in thousands)
Gross written premiums                       $     13,153   $      9,101   $     48,280   $     33,621
                                             ============   ============   ============   ============
Net written premiums                         $     11,957   $      8,152   $     43,074   $     29,516
                                             ============   ============   ============   ============

Net earned premiums                          $     12,276   $      8,079   $     41,170   $     26,073
Losses and loss adjustment expenses                 6,966          4,796         28,062         16,346
Underwriting expenses                               2,829          2,585         10,570          8,907
                                             ------------   ------------   ------------   ------------
Underwriting profit (a)                      $      2,481   $        698   $      2,538   $        820
                                             ============   ============   ============   ============

Ratios:
   Loss ratio                                        56.7%          59.4%          68.2%          62.7%
   Expense ratio                                     23.0%          32.0%          25.7%          34.2%
   Combined ratio                                    79.8%          91.4%          93.8%          96.9%

(a) See "Reconciliation of Non-GAAP Measures."

                                    - MORE -

JRVR Announces Fourth Quarter Results
Page 8
February 15, 2007

RECONCILIATION OF NON-GAAP MEASURES

The following table reconciles the underwriting profit (loss) by individual segment and of the whole Company to consolidated income before taxes. We believe that these measures are useful to investors in evaluating the performance of our Company and its insurance segments because our objective is to consistently earn underwriting profits. We evaluate the performance of our insurance segments and allocate resources based primarily on underwriting profit (loss) of insurance segments. Our definition of underwriting profit (loss) of insurance segments and underwriting profit (loss) may not be comparable to that of other companies.

                                                       THREE MONTHS ENDED                YEAR ENDED
                                                          DECEMBER 31,                  DECEMBER 31,
                                                  ---------------------------   ---------------------------
                                                      2006           2005           2006           2005
                                                  ------------   ------------   ------------   ------------
                                                                      ($ in thousands)
Underwriting profit of the insurance segments:
   Excess and Surplus Insurance                   $      8,884   $     14,757   $     37,161   $     10,199
   Workers' Compensation Insurance                       2,481            698          2,538            820
                                                  ------------   ------------   ------------   ------------
Total underwriting profit of insurance segments         11,365         15,455         39,699         11,019
Other operating expenses of the Corporate and
   Other segment                                        (1,028)            (4)        (3,845)        (1,179)
                                                  ------------   ------------   ------------   ------------
Underwriting profit                                     10,337         15,451         35,854          9,840
Net investment income                                    5,638          3,764         19,328         10,212
Realized investment losses                                 (56)          (141)          (204)          (252)
Other income                                                67             29            222            133
Interest expense                                        (1,316)          (743)        (4,294)        (2,667)
                                                  ------------   ------------   ------------   ------------
Consolidated income before taxes                  $     14,670   $     18,360   $     50,906   $     17,266
                                                  ============   ============   ============   ============

                                      -END-